UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2011

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia		23060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 217-5800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2011, the Compensation Committee of the Board of Directors of Dynex Capital, Inc. (the “Company”) approved awards of restricted stock under the Dynex Capital, Inc. 2009 Stock and Incentive Plan (the “Plan”) to certain employees of the Company in recognition of their service to the Company during 2010 and prior years, including the Company’s named executive officers as follows:

Executive Officer	Number of Shares Under Restricted Stock Award
Thomas B. Akin	100,000
Byron L. Boston	80,000
Stephen J. Benedetti	62,500

The restricted stock awards vest in three equal installments on February 11, 2012, 2013 and 2014, if the named executive officer is continuously employed by the Company or a subsidiary through such date, subject to earlier vesting upon certain termination events, including a Change in Control (as defined in the Plan) of the Company. The named executive officer has full voting rights with respect to the restricted shares during the period of restriction, but until the restricted shares vest, the Company will retain custody of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: February 17, 2011	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer